     This Letter  Agreement  (this  "Agreement") is entered into as of April 22,
2004, by and among GulfWest  Energy Inc., a Texas  corporation  (the  "Parent"),
GulfWest Oil & Gas Company (the  "Company") and the investors  listed on the signature page hereto (each an "Investor" and, collectively, the "Investors").

                                    RECITALS

     WHEREAS,  the Investors acquired 8,000 shares (the "Initial Shares") of the
Company's Series A Cumulative  Exchangeable  Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock");

     WHEREAS,  the Investors desire to be granted by the Parent,  and the Parent desires to grant to the Investors,  certain  rights  contained in this Agreement and the Statement of Resolution (as defined below);

     NOW  THEREFORE,  in  consideration  of the  representations,  covenants and agreements contained herein, and certain other good and valuable  consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

1.   Definitions.

     For purposes of this  Agreement,  the  following  terms have the  following meanings:

     "Securities Act, Exchange Act or Act" refers to the Securities Act of 1933, as amended from time to time.

     "Commission" refers to the Securities and Exchange Commission.

     "Common  Stock" means the common stock,  par value $.001 per share,  of the
     Parent exchangeable for the Preferred Stock.

     "Exercise  Price" refers to the per share  purchase  price of the shares of the Underlying Common Stock subject to the Penalty Warrants (as hereinafter defined) and issuable  upon  exercise,  in whole or in part, of the Penalty
     Warrants.  The  Exercise  Price for each share of  Underlying  Common Stock shall equal $.35 per share.  The Exercise Price is subject to adjustment as provided in Section 4.8 herein.

     "Final  Exercise Date" refers to the last day of the Exercise Period of the
     Penalty Warrants, which is the fifth anniversary of the date of issuance.

     "Holders"  refers to all of the holders of the Exchange Common Stock issued by the Parent upon  exchange  of the  Preferred  Stock,  the holders of the

     Penalty  Warrants,  the  holders of the  Underlying  Common  Stock , or the holders of the Senior Debt, as the context denotes.

     "Penalty Warrants" refers to warrants to purchase Common Stock to be issued to the Investors if certain Registration requirements are not met.

     "Register,"   "Registered"  and  "Registration"  refer  to  a  registration effected  by  preparing  and  filing a  registration  statement  or similar document in compliance  with the  Securities  Act, and the  declaration  or order of effectiveness of such registration statement or document.

     "Registrable  Securities"  means any  Exchange  Common Stock which has been issued  pursuant to the exchange of the Initial  Shares  together  with any
     Common Stock issuable upon the exercise of any penalty warrants.

     "SEC" means the U.S. Securities and Exchange Commission.

     "Statement   of   Resolution"   refers  to  the   Statement  of  Resolution
     Establishing  and  Designating  a Series of Shares of GulfWest Oil Company,
     Series A Preferred  Stock,  par value $.01 per share,  which  includes  the requirement for this Agreement

     "Subordination" means the Subordination of the Preferred Stock to the prior payment  in full of all  amounts  that may be owed from time to time  under that certain Amended and Restated  Credit  Agreement dated as of April ___,
     2004,  among the  Company,  each of the  Lenders  from  time to time  party
     thereto,   and   Highbridge/Zwirn   Special   Opportunities  Fund  L.P.  as
     administrative  agent for the  Lenders  (the  "Credit  Agreement")  and any indebtedness that replaces or refinances the indebtedness  under the Credit
     Agreement (collectively,  the "Senior Debt"). Such subordination is for the benefit of the holders of the Senior  Debt and may be enforced  against the
     Company and the  holders of the Series A Preferred  Stock by the holders of the Senior Debt.

     "Underlying Common Stock" refers to the shares of the Common Stock issuable or issued under this  Agreement  pursuant to the  exercise,  in whole or in part, of the Penalty Warrants.

     2.  Representations  and Warranties.  The Parent and the Company represents and warrants to the Investor as follows:

          2.1  Corporate  and Other  Action.  The  Parent and  Company  have all requisite  corporate  power  and  authority  and has  taken  all  necessary corporate  action,  to authorize,  execute,  deliver and perform all of its obligations under this Agreement.  This Agreement has been duly authorized, executed and delivered by the Parent and Company, and is a legal, valid and binding agreement of the Parent and Company  enforceable against the Parent and  Company in  accordance  with its terms.  No  authorization,  approval, consent or other order of any regulatory authority (including the rules and regulations  of any trading  market or quotation  system  applicable to the
     Parent  or an of its  subsidiaries)  is  required  for such  authorization, execution, delivery, performance, issue or sale.

          2.2 No Violation.  The execution and delivery of this  Agreement,  the consummation of the  transactions  herein  contemplated  and the compliance with the terms and  provisions of this Agreement will not conflict with, or result in a breach  of, or  constitute  a  default  or an event  permitting acceleration  under  (i) the  Articles  of  Incorporation  or Bylaws of the
     Parent or Company or any indenture,  mortgage,  deed of trust,  note,  bank loan, credit agreement,  franchise,  license,  lease,  permit, or any other agreement or  instrument  to which the Parent or Company is a party or (ii)
     any judgment,  decree, order, statute, rule or regulation applicable to the
     Parent  or  Company  (including  federal  and  state  securities  laws  and regulations  and  the  rules  and  regulations  of any  trading  market  or quotation system applicable to the Parent or an of its subsidiaries.

          2.3  Validity.  The shares of Common  Stock of the Parent  issued upon exchange of the Series A Preferred Stock have been duly authorized and when issued will be validly issued and outstanding, fully paid and nonassessable and free of preemptive rights liens and charges.

          2.4  Capitalization.  As of the date hereof,  the  authorized  capital stock of the Parent consists of 40,000,000 shares of Common Stock, of which as of the date hereof,  18,492,541 shares are issued and outstanding,  none are held as treasury  shares,  5,000,585  shares are  reserved for issuance pursuant to options and warrants,  500,000 shares are reserved for issuance upon conversion of the Parent's Series D Preferred Stock,  2,250,000 shares are  reserved  for  issuance  upon  conversion  of the  Parent's  Series  E
     Preferred  Stock and  1,000,000  shares  are  reserved  for  issuance  upon
     conversion  of  the  Parent's  Series  F  Preferred   Stock.  All  of  such
     outstanding  shares have been, or upon issuance will be, validly issued and are fully paid and  nonassessable.  No shares of the Parent's capital stock are subject to preemptive  rights or any other similar  rights or any liens or encumbrances  suffered or permitted by the Parent.  The Company's Common
     Stock has been pledged to the holder of the Senior Debt by the Parent,  who is the sole shareholder of the Company.  The Parent's  outstanding  options and warrants contain customary  anti-dilution  and piggy-back  registration provisions and the Parent's  Series E and Series F Preferred  stock contain redemption  and  registration  provisions but none will be triggered by the issuance  of the  Preferred  Stock or the Common  Stock  described  in this
     Agreement.   Except  as  described  in  this  Section  2.4,  there  are  no outstanding  options,  warrants,  scrip,  rights to subscribe  to, calls or commitments  of any  character  whatsoever  relating to, or  securities  or rights  convertible  into, any shares of capital stock of the Parent or the
     Company, or contracts, commitments, understandings or arrangements by which the Parent or the Company is or may become bound to issue additional shares of capital stock or options, warrants, scrip, rights to subscribe to, calls or  commitments of any character  whatsoever  relating to, or securities or rights  convertible  into, any shares of capital stock of the Parent or the
     Company.  Except for the registration rights provided for herein, there are no  agreements  or  arrangements  under  which  the  Company  or any of its subsidiaries  is obligated to register the sale of any of their  securities under the Act.  There are no  outstanding  securities or instruments of the

     Company or any of its subsidiaries  which contain any redemption or similar provisions,  and there are no  contracts,  commitments,  understandings  or arrangements  by which the  Company  or any of its  subsidiaries  is or may
     become   bound  to  redeem  a  security  of  the  Company  or  any  of  its
     subsidiaries.   There  are  no   securities   or   instruments   containing
     anti-dilution or similar  provisions that will be triggered by the issuance of the Preferred Stock or the Common Stock as described in this Agreement.

          2.5 Integrated  Offering.  Neither the Parent, the Company, nor any of
     their  affiliates,  nor any  person  acting  on its or  their  behalf  has, directly  or  indirectly,  made any  offers  or sales  of any  security  or solicited any offers to buy any security,  under  circumstances  that would require  registration  of any of the Preferred  Stock or Common Stock under the Act or cause this offering of the Preferred Stock or Common Stock to be integrated  with prior  offerings  by the Parent for purposes of the Act or
     any  applicable   shareholder  approval  provisions,   including,   without
     limitation,  under the rules and  regulations  of any exchange or automated quotation system on which any of the securities of the Parent are listed or designated,  nor will the Parent or any of its subsidiaries take any action or steps that would require  registration  of any of the Preferred Stock or
     Common Stock under the Act or cause the offering of the Preferred  Stock or
     Common Stock to be integrated with other offerings.

          2.6 Application of Takeover  Protections.  The Parent and its board of directors  have  taken all  necessary  action,  if any,  in order to render inapplicable any control share acquisition,  business  combination,  poison pill (including any distribution under a rights agreement) or other similar anti-takeover  provision under the Articles of Incorporation or the laws of the state of its  incorporation  which is or could become applicable to the
     Investor as a result of the  transactions  contemplated  by this Agreement, including,  without  limitation,  the Parent's issuance of the Common Stock and the  Investor's  ownership  of the  Preferred  Stock  and/or the Common
     Stock.

          2.7 Rights Agreement.  The Parent has not adopted a shareholder rights plan  or  similar  arrangement  relating  to  accumulations  of  beneficial ownership of Common Stock or a change in control of the Parent,  except for customary change in control arrangements in Employment Agreements.

          2.8 Foreign Corrupt  Practices.  Neither the Parent,  nor the Company,
     nor any director, officer, agent, employee or other person acting on behalf of the Parent or the Company  has, in the course of its actions  for, or on
     behalf  of,  the  Parent,   used  any  corporate  funds  for  any  unlawful
     contribution,  gift,  entertainment or other unlawful  expenses relating to political  activity;  made any direct or indirect  unlawful  payment to any foreign or domestic  government  official or employee from corporate funds;
     violated or is in violation of any  provision of the U.S.  Foreign  Corrupt
     Practices  Act of 1977,  as amended;  or made any unlawful  bribe,  rebate, payoff,  influence  payment,  kickback  or other  unlawful  payment  to any foreign or domestic government official or employee.

          2.9 SEC Documents;  Financial  Statements.  Since January 1, 2002, the
     Parent  has filed  all  reports,  schedules,  forms,  statements  and other documents required to be filed by it with the SEC pursuant to the reporting requirements  of the Exchange Act (all of the foregoing  filed prior to the date hereof and all exhibits included therein and financial  statements and schedules  thereto and documents  incorporated  by reference  therein being hereinafter  referred to as the "SEC  Documents").  As of their  respective dates,  the SEC  Documents  complied  in all  material  respects  with  the requirements  of the Exchange Act and the rules and  regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC
     Documents,  at the time they were  filed  with the SEC  (except as they may have been correctly amended),  contained any untrue statement of a material fact or omitted to state a material fact  required to be stated  therein or necessary  in  order  to make  the  statements  therein,  in  light  of the circumstances  under  which they were  made,  not  misleading.  As of their respective  dates,  the financial  statements of the Parent included in the
     SEC Documents  complied as to form in all material respects with applicable accounting  requirements and the published rules and regulations of the SEC with respect  thereto.  Such  financial  statements  have been  prepared in accordance  with generally  accepted  accounting  principles,  consistently applied,  during  the  periods  involved  (except  (i) as may be  otherwise indicated in such financial  statements or the notes thereto or (ii) in the case of  unaudited  interim  statements,  to the  extent  they may  exclude footnotes or may be condensed or summary  statements) and fairly present in all material respects the financial  position of the Parent as of the dates thereof  and the results of its  operations  and cash flows for the periods then  ended  (subject,  in the  case of  unaudited  statements,  to  normal year-end audit adjustments).

     3.  Exchange for Common  Stock.  The Parent  hereby  agrees to exchange the
Series A Preferred  Stock for its Common Stock (the  "Exchange  Common  Stock"),
under certain terms and  conditions  contained in Agreement,  at any time by the holder by providing written notice (the "Exchange Notice") to the Company of the holder's election to exchange any or all of the shares of the Series A Preferred
Stock for  Exchange  Common  Stock.  The shares of Exchange  Common  Stock to be issued upon exchange shall be issued by the Parent once the holder of the Series
A Preferred  Stock to be  exchanged  tenders the  certificates  evidencing  such shares of Series A Preferred Stock to the Company for cancellation.

          3.1 Exchange  Price.  Each share of Series A Preferred  Stock shall be exchangeable in accordance with this Section 3 into the number of shares of
     Exchange Common Stock that results from dividing the liquidation  value for
     Series A Preferred Stock (including the stated  liquidation  preference and accrued but unpaid  dividends) by the exchange price for Series A Preferred
     Stock that is in effect at the time of exchange (the "Exchange Price"). The initial  Exchange Price for the Series A Preferred  Stock shall be $.35 per share.  The Exchange Price of the Series A Preferred Stock shall be subject to adjustment from time to time as provided below.

          3.2 Adjustment Upon Exchange Common Stock Event. Upon the happening of an Exchange Common Stock Event (as hereinafter defined), the Exchange Price of the Series A Preferred Stock shall, simultaneously with the happening of such Exchange  Common Stock Event,  be adjusted by multiplying the Exchange

     Price of  Series A  Preferred  Stock in  effect  immediately  prior to such
     Exchange Common Stock Event by a fraction, (a) the numerator of which shall be the number of shares of Common Stock issued and outstanding  immediately prior to such Exchange Common Stock Event, and (b) the denominator of which shall  be the  number  of  shares  of  Exchange  Common  Stock  issued  and outstanding  immediately  after such Exchange  Common Stock Event,  and the product so obtained  shall  thereafter  be the Exchange  Price for Series A
     Preferred  Stock.  The Exchange Price for Series A Preferred Stock shall be adjusted in the same manner upon the happening of each subsequent  Exchange
     Common Stock Event. As used herein,  the term "Exchange Common Stock Event"
     means,  Subject  to the  Subordination,  (i) the  issue  by the  Parent  of additional  shares of its Common Stock as a dividend or other  distribution on its  outstanding  Common Stock,  (ii) a subdivision  of the  outstanding shares of its Common Stock into a greater  number of shares of Common Stock or (iii) a combination of the outstanding shares of its Common Stock into a smaller number of shares of Common Stock.

          3.3 Adjustment for Other Dividends and  Distributions.  Subject to the
     Subordination, if at any time or from time to time after the Original Issue
     Date the Parent  pays a  dividend  or makes any other  distribution  to the holders of its Common Stock payable in its securities  other than shares of
     Exchange  Common Stock,  then in each such event provision shall be made so that the  holders  of the  Series A  Preferred  Stock  shall  receive  upon exchange  thereof,  in addition to the number of shares of Exchange  Common
     Stock  receivable  upon exchange  thereof,  the amount of securities of the
     Company that they would have  received  had their Series A Preferred  Stock been  exchanged  into  Exchange  Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record  date,  as  applicable)  to and including the exchange date, retained such securities receivable by them as aforesaid during such period,  subject to all other adjustments  called for during such period  under this  Section 3 with respect to the rights of the holders  of the  Series A  Preferred  Stock or with  respect  to such other securities by their terms.

          3.4 Adjustment for Reclassification,  Exchange and Substitution. If at
     any time or from time to time after the  Original  Issue  Date,  the Common
     Stock issuable upon the exchange of the Series A Preferred Stock is changed into the same or a  different  number of shares of any class or  classes of stock,  whether by  recapitalization,  reclassification or otherwise (other than by an Exchange Common Stock Event or a stock dividend, reorganization, merger,  consolidation  or sale of assets  provided  for  elsewhere in this
     Section 3), then in any such event each holder of Series A Preferred  Stock shall have the right  thereafter to exchange such Series A Preferred  Stock into  the kind and  amount  of stock  and  other  securities  and  property receivable upon such recapitalization,  reclassification or other change by holders of the number of shares of  Exchange  Common  Stock into which such shares of Series A Preferred could have been exchanged immediately prior to such  recapitalization,  reclassification or change, all subject to further adjustment as provided  herein or with respect to such other  securities or property by the terms thereof.

          3.5   Certificate  of   Adjustment.   In  case  of  an  adjustment  or
     readjustment  of the  Exchange  Price for  Series A  Preferred  Stock,  the

     Company, at its expense, shall cause its Chief Financial Officer to compute such adjustment or  readjustment  in accordance with the provisions  hereof and prepare a  certificate  showing such  adjustment or  readjustment,  and shall mail such certificate,  by first class mail, postage prepaid, to each registered  holder of the Series A Preferred Stock at the holder's  address as shown in the Company's books.

          3.6 Dilution or Impairments. Subject to the Subordination, the Company
     and the Parent will not, by  amendment  of the  certificate  or articles of
     incorporation   or  through   any   reorganization,   transfer  of  assets,
     consolidation,  merger,  dissolution,  issue or sale of  securities  or any other voluntary action, intentionally avoid or seek to avoid the observance or performance of any of the terms hereunder, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate hereunder.  Without limiting the generality of the foregoing, the Parent:

               (a) shall at all times  reserve  and keep  available,  solely for issuance  and  delivery  upon the  exchange  of the Series A Preferred
          Stock,  all shares of the Common Stock from time to time issuable upon such exchange; and

               (b) will take all such action as may be necessary or  appropriate in order that the Company may validly and legally issue fully paid and nonassesable  shares of Common Stock upon the exchange of the Series A
          Preferred Stock from time to time outstanding.

          3.7 Fractional  Shares.  No fractional shares of Exchange Common Stock shall be  issued  upon  any  exchange  of  Series A  Preferred  Stock.  Any resulting fractional shares shall be rounded up to the next whole share.

     4. Registration of Registrable  Securities.  The Investor acknowledges that the Exchange  Common  Stock,  the Penalty  Warrants (if any) and the  Underlying
Common Stock (if any) have not been registered  under the Act or under any state securities  laws and  agrees  not to make any sale or other  disposition  of the
Registrable  Securities  except  pursuant to a  registration  statement that has become  effective  under the Act, unless such sale or disposition is exempt from registration under the Act.

          4.1  Required  Registration.  The  Parent  agrees  to  file  with  the
     Commission a shelf registration statement on Form S-1 for a public offering under  the Act (the  "Required  Registration  Statement")  to cover  public resales of the  Registrable  Securities  held by the Investors in each case who satisfy certain conditions  relating to the providing of information in
     connection  with  the  Required   Registration   Statement.   The  Required
     Registration Statement shall be a so-called "shelf" registration under Rule
     415 of the Act. The Parent shall file the Required  Registration  Statement with the  Commission as soon as reasonably  practicable  following the date hereof and shall be obligated to use its best efforts, including the filing of any  amendments  or  supplements  thereto,  to have  any  such  Required
     Registration  Statement  declared effective under the Act and the rules and regulations  promulgated thereunder as soon as practicable after the filing date thereof. The failure to file the Required Registration  Statement with the Commission  and to have the Required  Registration  Statement  declared effective under the Act within certain time periods shall result in Penalty
     Warrants being issued by the Parent as provided in Section 4.5 hereof.  The
     Parent  shall also take such  action as may be  necessary  to keep any such
     Required Registration  Statement and accompanying  prospectus effective and current  under the Act at its expense  for a period of 24 months  after the effective  date  of  the  Required  Registration  Statement.  The  Parent's
     obligation  under  this  paragraph  shall be  limited  to one  registration statement and such amendments,  supplements and other filings thereafter as may be necessary to keep such registration  statement current thereafter as provided  herein for a period of 24 months after the effective date of such registration statement.

          4.2 Parent's  Obligations  in  Registration.  In  connection  with the
     Required Registration Statement, the Parent shall:

               (a)  notify the  Investor  as to the  filing  thereof  and of all amendments or supplements thereto filed prior to the effective date of such registration statement;

               (b)  comply  with all  applicable  rules and  regulations  of the
          Commission;

               (c) notify the  Investor  immediately,  and confirm the notice in writing, (1) when the registration statement becomes effective, (2) of the issuance by the Commission of any stop order or of the initiation, or the  threatening,  of any proceedings for that purpose,  (3) of the receipt  by  the  Parent  of  any  notification  with  respect  to the suspension  of  qualification  of the  Common  Stock  for  sale in any jurisdiction  or  of  the  initiation,  or  the  threatening,  of  any proceedings for that purpose,  and (4) of the receipt of any comments, or requests for  additional  information,  from the  Commission or any state  regulatory  authority;  and if  the  Commission  or  any  state regulatory authority shall enter such a stop order or order suspending qualification  at any time,  the  Parent  will  promptly  use its best efforts to obtain the lifting of such order;

               (d) during any time when a prospectus is required to be delivered under the Act during  the  period  required  for the  distribution  of
          Common  Stock,  use its best  efforts to comply with all  requirements imposed upon it by the Act, as hereafter amended, and by the rules and regulations promulgated thereunder,  so far as necessary to permit the continuance  of sales of the Common  Stock  pursuant  to a  prospectus complying with Section  10(a)(3) of the Act; and if at any time when a prospectus  relating to the Common  Stock is required to be  delivered under the Act and any event shall have  occurred as a result of which, in the  opinion of counsel for the Parent or the  Investor's  counsel, the  prospectus  relating  to the  Common  Stock  as then  amended  or supplemented  includes an untrue statement of a material fact or omits to state any material fact required to be stated  therein or necessary to make the  statements  therein,  in the  light of the  circumstances under which they were made, not  misleading,  or if it is necessary at any time to amend such prospectus to comply with the Act and the rules and regulations of the Commission,  promulgated thereunder, the Parent will  promptly  prepare and file with the  Commission  an  appropriate amendment or supplement in form  satisfactory  to the Investor and the
          Investor's counsel;

               (e) use its best efforts, in cooperation with the Investor, at or prior to the time the registration  statement  becomes  effective,  to register or qualify the  Registrable  Securities for offering and sale under the  securities  laws  relating  to the  offering or sale of the
          Common Stock in such  jurisdictions  as the  Investor  may  reasonably designate  and to  continue  the  qualifications  in effect so long as required  for  purposes  of the sale of the  Common  Stock;  provided,
          however,   that  no  such  qualification  shall  be  required  in  any jurisdiction  where, as a result thereof,  the Parent would be subject to service of process for all  purposes;  in each  jurisdiction  where such  qualification  shall be effected,  the Parent  will,  unless the
          Investor  agree  that  such  action  is not at the time  necessary  or advisable,  file and make such  statements or reports at such times as are or may  reasonably  be required by the laws of such  jurisdiction;
          for the purposes of this paragraph,  "best efforts"  includes,  but is not limited to, the same  standard of care and degree of effort as the
          Parent will use to qualify its securities other than the Common Stock;

               (f) use its best  efforts  to  cause  the  independent  certified public  accountants  of the Parent to deliver to the  Investor  on the date that the registration statement becomes effective letters stating that they are  independent  certified  public  accountants  within the meaning  of the Act and the rules and  regulations  of the  Commission thereunder,  and that, in their opinion,  the financial statements and other  financial  data  of the  Parent  included  in the  registration statement  or  prospectus,  or any  amendment or  supplement  thereto, comply  as to  form  in all  material  respects  with  the  applicable accounting  requirements of the Act, and such other financial  matters as the underwriter, if any, or the Investor may reasonably request;

               (g)  after the  effective  date of such  registration  statement, prepare,  and promptly  notify the Investor of the proposed filing of, and promptly  file with the  Commission,  each and every  amendment or supplement  thereto or to any prospectus forming a part thereof as may be  necessary to make any  statements  therein not  misleading  in any material  respect;  provided,  however,  that  no  such  amendment  or supplement  shall be filed if the  Investor  shall  object  thereto in writing promptly after being furnished a copy thereof;

               (h) furnish to the Investor, as soon as available,  copies of any such registration  statement and each preliminary or final prospectus, or  supplement or amendment  prepared  pursuant  thereto,  all in such quantities as the Investor may from time to time reasonably request in order to facilitate the public sale or other disposition of the Common
          Stock;

               (i) pay all costs and expenses incident to the performance of the
          Parent's   obligations   under  this  Section  4,  including   without
          limitation  the fees and  disbursements  of the Parent's  auditors and legal  counsel,  and of legal counsel  responsible  for qualifying the
          Registrable  Securities  under state  securities or blue sky laws, all filing fees and printing expenses, all expenses in connection with the transfer and delivery of the Registrable Securities,  and all fees and expenses  in  connection  with the  qualification  of the  Registrable
          Securities under state securities or blue sky laws; provided, however, that  the  Parent  shall  not  be  responsible  for  compensation  and reimbursement  of expenses to  underwriters  or selling agents for the included Registrable Securities.

          4.3  Agreements  by  Investors.  In  connection  with the  filing of a registration  statement  pursuant  to  this  Section  4,  if  the  Investor participates  in the offering of the Registrable  Securities,  the Investor shall:

               (a) furnish the Parent all material information  requested by the
          Parent  concerning the Investor and his affiliates and his affiliates'
          holdings of securities  of the Parent and the proposed  method of sale or other  disposition  of the  Registrable  Securities  and such other information  and  undertakings  as shall  be  reasonably  required  in connection with the  preparation  and filing of any such  registration statement  covering all or part of the  Registrable  Securities and in order  to  ensure  full  compliance  with  the Act and the  rules  and regulations of the Commission thereunder;

               (b) if the Parent is at the time  entering  into an  underwriting agreement  covering  its  Common  Stock,  enter  into an  underwriting agreement in customary form with the same  underwriter or underwriters who are  parties  to such  underwriting  agreement  with  the  Parent, provided  that the sales of Exchange  Common Stock by the Investor and the  Parent  thereunder  are at the same price and upon the same terms and conditions; and

               (c) cooperate in good faith with the Parent and its underwriters, if any, in connection with such registration, including placing shares of Exchange Common Stock to be included in such registration statement in escrow or custody to facilitate the sale and distribution thereof.

          4.4 Indemnification.

               (a) The Parent shall  indemnify  and hold the Investor  harmless, and each person, if any, who controls the Investor,  against any loss, liability,  claim,  damage and expense  whatsoever  (including but not limited  to  reasonable  attorneys'  fees  and  any  and  all  expense
          whatsoever   reasonably   incurred  in  investigating,   preparing  or
          defending  against any  litigation,  commenced or  threatened,  or any claim  whatsoever,  and any and all amounts paid in  settlement of any claim or litigation),  joint or several,  to which any of the Investor or such underwriter or such controlling person becomes subject,  under the Act or otherwise,  insofar as such loss, liability,  claim, damage and expense (or actions in respect  thereof) arise out of or are based upon any untrue  statement  of any  material  fact  contained in (1) a registration  statement  covering the Common Stock,  in the prospectus
                                       10

          contained therein,  or in an amendment or supplement thereto or (2) in any application or other document or  communication  executed by or on behalf of the Parent or based upon written information furnished by or on behalf of the Parent filed in any  jurisdiction in order to qualify the Common Stock under the state  securities  or blue sky laws thereof or filed  with the  Commission,  or arise out of or are based upon the omission  to state  therein  a  material  fact  required  to be stated
          therein or necessary to make the statements  therein,  in the light of
          the  circumstances   under  which  they  were  made,  not  misleading;
          provided, however, that the Parent shall not be obligated to indemnify the Investor in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any untrue statement or omission made in reliance upon,  and in conformity  with, written  information  duly  executed and  furnished by the Investor or such  underwriter or such controlling  person  specifically for use in the registration statement, or any amendment or supplement thereto, or any application, as the case may be.

               If any  action is  brought  against a person in  respect of which indemnity may be sought  against the Parent  pursuant to the foregoing paragraph,  such person shall promptly notify the Parent in writing of the institution of such action and the Parent shall assume the defense of the action,  including the employment of counsel  (satisfactory  to the indemnified person in its or his reasonable  judgment) and payment of expenses. The indemnified person shall have the right to employ its or his own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified  person unless the employment  of such counsel  shall have been  authorized in writing by the Parent in connection with the defense of the action, or unless the
          Parent shall not have promptly  employed counsel to have charge of the defense  of the  action or unless the  indemnified  person  shall have reasonably  concluded  that there may be defenses  available  to it or them which are different from or additional to those  available to the
          Parent (in which  case the  Parent  shall not have the right to direct the defense of the action on behalf of the indemnified person), in any of which events these fees and expenses  shall be borne by the Parent.
          Anything in this paragraph to the contrary notwithstanding, the Parent shall not be liable for any settlement of any claim or action effected without its written consent, which shall not be unreasonably withheld.

               The Parent's  indemnity  agreements  contained in this Subsection shall remain in full force and effect  regardless of any investigation made by or on behalf of any  indemnified  person and shall survive any termination of this  Agreement.  The Parent agrees  promptly to notify each  holder of the  commencement  of any  litigation  or  proceedings against the Parent or any of its officers or  directors in  connection with any registration statement pursuant to this Section 4.

               The Parent  further  agrees that, if the indemnity  provisions of the foregoing  paragraphs are held to be unenforceable,  any holder or controlling  person of such holder may recover  contribution  from the
          Parent in an amount which, when added to contributions  such holder or controlling person has theretofore  received or concurrently  receives from  officers and directors of the Parent or  controlling  persons of the Parent,  will reimburse such holder or controlling  person for all losses,  claims,  damages or liabilities  and legal or other expenses;
          provided,  however,  that  if the  full  amount  of  the  contribution specified in this  Subsection  3(a) is not permitted by law, then such holder or controlling  person shall be entitled to  contribution  from the Parent to the full extent permitted by law.

               (b) If the  Investor  chooses  to  include  all or a part  of the
          Common  Stock  the  Investor  holds  in a  public  offering,  then the
          Investor  agree to indemnify  and hold harmless the Parent and each of its  directors  and  officers  who have  signed any such  registration statement  and each person,  if any,  who controls the Parent,  to the same extent as the  indemnity by the Parent in this  Subsection  4(a), but only with respect to untrue statements or omissions,  if any, made in such  registration  statement,  prospectus  contained  therein,  or amendment or supplement  thereto,  or in any application,  in reliance upon, and in conformity  with,  written  information duly executed and furnished  by the Investor to the Parent  specifically  for use in the registration  statement,  in the prospectus  contained therein, or any amendment or supplement thereto,  or any application,  as the case may
          be. In case any action shall be brought in respect of which  indemnity may be sought against the Investor, the Investor shall have the rights and duties given to the Parent,  and the persons so indemnified  shall have the rights and duties given to the Investor, by the provisions of the first paragraph of Subsection 4(a).

          4.5 Penalty Warrants.  The Parent shall issue to the Investor warrants to purchase shares of Common Stock to be evidenced by a Warrant Certificate
     ("Penalty Warrants") in accordance with the following provisions:

               (a) If the Required Registration  Statement is not filed with the
          Commission by June 4, 2004,  then the Parent shall  promptly  issue to the  Investor  Penalty  Warrants to purchase an  aggregate  of 250,000 shares of Common Stock.

               (b) If  the  Required  Registration  Statement  is  not  declared effective  under  the Act by July  15,  2004,  then the  Parent  shall promptly  issue  to the  Investor  Penalty  Warrants  to  purchase  an aggregate of 350,000 shares of Common Stock.

               (c) At the end of each month  following July 31, 2004, (i) if the
          Required  Registration  Statement is not declared  effective under the
          Act during such month,  then the Parent  shall  promptly  issue to the
          Investor  Penalty  Warrants to purchase an aggregate of 350,000 shares of Common  Stock,  or (b) if the  Required  Registration  Statement is
          declared  effective  under the Act during such month,  then the Parent shall promptly issue to the Investor  Penalty  Warrants to purchase an aggregate  number of shares of Common Stock  calculated by multiplying
          350,000 by a fraction the numerator of which is the numerical  date in
                                       12

          such  month  that the  Required  Registration  Statement  is  declared effective  under  the Act and the  denominator  of which is the  total number of days in such month.

               (d)  Notwithstanding  anything else herein to the  contrary,  the maximum number of Penalty Warrants issuable hereunder shall be limited to Penalty  Warrants to purchase an aggregate  of 1,500,000  shares of
          Common Stock.

               (e) The  Penalty  Warrants  shall  be  issued  on the  terms  and conditions in Section 4.6 below. -

          4.6 Exercise of Warrants.

               (a)  Exercise  in  Full.  The  Penalty  Warrants  (if any) may be
          exercised in full by the Warrantholder  from the date hereof until the fifth  anniversary of the date hereof (the "Final  Exercise  Date") by surrender of Penalty Warrant,  with the Notice of Exercise Form at the end  thereof  duly  completed  and  executed  by  such  Warrantholder, accompanied  by payment (if so  elected),  in cash or by  certified or bank  cashiers  check  payable  to the  order  of the  Parent,  in the respective  amount obtained by multiplying the number of shares of the
          Underlying  Common Stock designated by the Warrantholder in the Notice of Exercise Form by the Exercise  Price per share (after giving effect to any adjustments as provided in Section4.8  (below) to the Parent at its  principal  office  at480 N. Sam Houston  Parkway  E.,  Suite 300,
          Houston, Texas 77060.

               (b)  Partial  Exercise.  The  Penalty  Warrants  (if  any) may be
          exercised in part by the Warrantholder  from the date hereof until the
          Final  Exercise Date by surrender of the Warrants,  with the Notice of
          Exercise Form at the end thereof duly executed by such  Warrantholder, accompanied  by payment (if so  elected),  in cash or by  certified or bank  cashiers  check  payable  to the  order  of the  Parent,  in the respective  amount obtained by multiplying the number of shares of the
          Underlying  Common Stock designated by the Warrantholder in the Notice of Exercise Form by the Exercise  Price per share (after giving effect to any  adjustments  as provided in Section 4.8 below).  Upon any such partial  exercise,  the Parent at its expense will forthwith issue and deliver  to or upon  the  order  of the  Warrantholder  a new  Warrant
          Certificate of like tenor, in the name of the Warrantholder thereof or as the  Warrantholder  (upon  payment  by  such  Warrantholder  of any applicable  transfer taxes) may request,  calling in the aggregate for the  purchase of the number of shares of the  Underlying  Common Stock equal  to the  number  of such  shares  called  for on the face of the respective Warrant  Certificate (after giving effect to any adjustment herein as provided  in Section  4.8  (below)  minus the number of such
          shares   designated   -----------   by   the   Warrantholder   in  the
          aforementioned Notice of Exercise.

               (c) Required  Exercise.  The  Warrantholder and the Parent hereby mutually agree that, if at anytime following the date hereof and until the fifth  anniversary  of the date of issuance  (the "Final  Exercise
          Date"),  the average of the daily high bid and low asked prices of the
          Common 13

          Stock is $1.25 or higher for each of 20  consecutive  trading  days as reported on the  Over-the-Counter  (OTC) trading system, all remaining unexercised  Penalty  Warrants (if any) shall be exercised and payment will be made as outlined above within  forty-five  (45) days after the
          Parent delivers notice of the foregoing to the  Warrantholder.  In the event that a  Warrantholder  fails to exercise  any of the Warrants as required  under  this  Section  4.6(c),  the  Parent  may  (but is not obligated to), upon written notice to such Warrantholder (a) cancel on its books the Warrant  Certificates  subject to the Penalty  Warrants,
          (b) effect the exercise of any such  unexercised  Penalty Warrants (if any) in accordance  with the Cashless  Exercise  procedures  set forth below and (c) deliver any proceeds  from the Cashless  Exercise to the
          Warrantholder(s) at the address specified by the Warrantholder(s).

               (d) Payment of Exercise  Price.  The Exercise Price shall be paid either by (i) delivering to the Parent,  by check or by wire transfer, an amount equal to the Exercise  Price per share of Underlying  Common
          Stock  multiplied by the number of shares of  Underlying  Common Stock then being  purchased or (ii)  through a special  sale and  remittance procedure (a "Cashless  Exercise") pursuant to which the holder of the
          Penalty Warrant shall concurrently  provide  irrevocable  instructions
          (A) to a Parent-designated brokerage firm to effect the immediate sale of the shares of Underlying Common Stock and remit to the Parent,  out of the sale  proceeds  available on the  settlement  date,  sufficient funds to cover the  aggregate  Exercise  Price payable for such shares plus all  applicable  Federal,  state and local income and  employment taxes required to be withheld by the Parent by reason of such exercise and (B) to the Parent to deliver  the  certificates  for the shares of
          Underlying  Common Stock  directly to such  brokerage firm to complete the sale.

               (e) Parent to Reaffirm Obligations.  The Parent will, at the time of any  exercise  of any  Penalty  Warrants,  upon the  request of the
          Warrantholder,  acknowledge  in writing its  continuing  obligation to afford to such  Warrantholder  any rights to which such  Warrantholder shall continue to be entitled  after such exercise in accordance  with the  provisions  of this  Agreement;  provided,  however,  that if the
          Warrantholder shall fail to make any such request,  such failure shall not affect the  continuing  obligation of the Parent to afford to such
          Warrantholder any such rights.

          4.7 Delivery of Stock Certificates, etc., on Exercise.

               (a) Any exercise of the Penalty  Warrants shall be deemed to have been effected  immediately  prior to the close of business on the date on which the Penalty Warrants with the Notice of Exercise Form and the payment (if elected) for the aggregate  Exercise Price shall have been received by the Parent.  At such time,  the person or persons in whose name or names any certificate or certificates for shares of Underlying
          Common Stock shall be issuable upon such  exercise  shall be deemed to have  become  the  holder  or  holders  of  record  of the  shares  of
          Underlying Common Stock so purchased. As soon as practicable after the
                                       14

          exercise of any Penalty  Warrants in full or in part, and in any event within ten days thereafter,  the Parent at its expense  (including the payment by it of any  applicable  issue taxes) will cause to be issued in the name of,  and  delivered  to the  purchasing  Warrantholder,  a
          certificate  or  certificates   for  the  number  of  fully  paid  and
          nonassessable  shares of the  Underlying  Common  Stock to which  such
          Warrantholder shall be entitled upon such exercise.

               (b) Unless the Underlying  Common Stock has been registered under the Act,  such  securities,  when issued,  shall have the  appropriate legend.

          4.8 Anti-dilution  Provisions.  Subject to Subordination,  the Penalty
     Warrants are subject to the following terms and conditions  during the term thereof:

               (a) Adjustments. In case (i) the outstanding shares of the Common
          Stock  shall be  subdivided  into a greater  number of shares,  (ii) a dividend in Common Stock shall be paid in respect of Common Stock,  or
          (iii) the outstanding  shares of Common Stock shall be combined into a smaller  number of shares  thereof,  the  Exercise  Price per share in effect  immediately prior to such subdivision or combination or at the record date of such dividend or distribution shall simultaneously with the  effectiveness  of such  subdivision or combination or immediately
          after  the  record   date  of  such   dividend  or   distribution   be
          proportionately  adjusted to equal the product obtained by multiplying the Exercise Price by a fraction, the numerator of which is the number of  outstanding  shares of  Common  Stock  prior to such  combination, subdivision or dividend,  and the  denominator of which is that number of  outstanding  shares of Common  Stock after  giving  effect to such combination, subdivision or dividend. Any dividend paid or distributed on the Common Stock in stock or any other securities  convertible into shares of Common  Stock shall be treated as a dividend  paid in Common
          Stock to the extent that shares of Common Stock are issuable  upon the conversion thereof.

               Whenever the Exercise  Price per share is adjusted as provided in the  immediately  preceding  paragraph,  the  number  of shares of the
          Underlying  Common  Stock  purchasable  upon  exercise  of the Penalty
          Warrant (if any)  immediately  prior to such Exercise Price adjustment shall be adjusted,  effective  simultaneously with such Exercise Price adjustment,  to equal the product obtained  (calculated to the nearest full share) by  multiplying  such  number of shares of the  Underlying
          Common  Stock by a fraction,  the  numerator  of which is the Exercise
          Price per share in effect  immediately  prior to such  Exercise  Price adjustment  and the  denominator  of which is the  Exercise  Price per share in effect upon such Exercise  Price  adjustment,  which adjusted number of shares of the Underlying Common Stock shall thereupon be the number of shares  of the  Underlying  Common  Stock  purchasable  upon exercise of the Warrant or the Penalty  Warrant (if any) until further adjusted as provided herein.
                                       15

               (b) No Adjustment for Small  Amounts.  Anything in this Section 4 to the contrary  notwithstanding,  the Parent shall not be required to give effect to any  adjustment in the Exercise  Price unless and until the  net  effect  of one or  more  adjustments,  determined  as  above provided,  shall have  required a change of the  Exercise  Price by at least ten cents,  but when the  cumulative net effect of more than one adjustment so determined  shall be to change the actual Exercise Price by at least  ten  cents,  such  change  in the  Exercise  Price  shall thereupon be given effect.

          4.9 Further Covenants of the Parent.

               (a) Dilution or Impairments. The Parent will not, by amendment of
          its   certificate  or  articles  of   incorporation   or  through  any
          reorganization,    transfer   of   assets,   consolidation,    merger,
          dissolution,  issue  or  sale of  securities  or any  other  voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Penalty  Warrants or of this  Agreement,  but will at all times in good faith  assist in the  carrying out of all such terms and  in the  taking  of  all  such  action  as  may  be  necessary  or appropriate  in order  to  protect  the  rights  of the  Warrantholder against dilution or other impairment.  Without limiting the generality of the foregoing, the Parent:

                    (i) shall at all times  reserve and keep  available,  solely for  issuance  and  delivery  upon the  exercise  of the  Penalty
               Warrants,  all shares of the Underlying Common Stock from time to time  issuable  upon the  exercise of the Warrants and shall take all necessary  actions to ensure that the par value per share, if any, of the  Underlying  Common Stock is at all times equal to or less than the Exercise Price per share; and

                    (ii)  will  take  all such  action  as may be  necessary  or appropriate  in order  that the Parent may  validly  and  legally issue fully paid and  nonassessable  shares of Common  Stock upon the  exercise of the Penalty  Warrants (if any) from time to time outstanding.

     4.10  Transfer  to  Comply  with the  Securities  Act of 1933.  None of the
Penalty Warrants (if any) or the Underlying Common Stock issued or issuable upon exercise of the Penalty Warrants may be sold,  transferred or otherwise disposed of except to a person who, in the opinion of counsel for the Parent, is a person to whom  such  Penalty  Warrants  or  Underlying  Common  Stock may  legally  be
transferred  without   registration  and  without  the  delivery  of  a  current
prospectus  under the Act with respect  thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 4 with respect to any resale or other disposition of such securities. ---------

     4.11 Warrant  Certificate Legend. The Parent may cause the following legend to be set forth on each  certificate  representing  the Penalty  Warrants or the
Underlying Common Stock issued or issuable upon exercise of the Penalty Warrants
                                       16

not  theretofore   distributed  to  the  public  or  sold  to  underwriters  for distribution to the public pursuant to Section 4 hereof,  unless counsel for the
Parent  is of the  opinion  as to any  such  certificate  that  such  legend  is unnecessary:

     "The  securities  evidenced  hereby  have not  been  registered  under  the
     Securities  Act of 1933,  as amended or qualified  under  applicable  state securities  laws.  Such  warrant  and other  securities  may not be sold or otherwise  transferred  except in a  transaction  which in the  opinion  of securities  counsel  reasonably  satisfactory  to the Parent is exempt from registration  under applicable federal or state securities laws or pursuant to an effective registration statement thereunder."

     4.12  Indemnification.  To the extent  permitted  by law, an Investor  will indemnify and hold harmless the Parent and its officers,  directors,  agents and employees,  and  each  underwriter  of the  Parent  selling  securities  in such registration statement,  and any person who controls any of the foregoing within the  meaning of the  Securities  Act or the  Exchange  Act,  against  any actual expenses (including legal fees and costs),  losses,  claims,  damages (including settlement amounts) or liabilities (collectively,  "Losses") to which the Parent or such officer, director, agent, employee, or underwriter or controlling person may become subject under the  Securities  Act, the Exchange Act or other federal or state law,  insofar as such Losses  arise out of or are based solely upon any
Violation  that  occurs  in  reliance  upon  and  in  conformity   with  written
information  furnished by, or on behalf of, such  Investor  expressly for use in connection  with  such  registration;  and  such  Investor  will  reimburse  (as incurred)  any  Losses  reasonably  incurred  by the  Parent  or  its  officers,
directors,   agents,  employees,  or  underwriters  or  controlling  persons  in connection with  investigating or defending any Violations;  provided,  however, that the indemnity  agreement contained in this paragraph (a) shall not apply to amounts paid in  settlement of any claims for  Violations if such  settlement is made  without  the  consent  of  such  Investor,  which  consent  shall  not  be unreasonably  withheld. As used herein the term "Violation" refers to any of the following  statements,  omissions or violations:  (i) any untrue  statement of a
material  fact  contained  in  such   registration   statement,   including  any
preliminary  prospectus or final prospectus contained therein, or any amendments or  supplements  thereto,  or (ii) the omission to state therein a material fact required to be stated therein,  or necessary to make the statements  therein, in light of the  circumstances  under which they were made,  not  misleading.

     4.13 Notice.  Promptly after receipt of notice of the  commencement  of any action  (including any  governmental  action),  an indemnified  party will, if a claim is to be made against any indemnifying party under this Section 4, deliver to the  indemnifying  party  a  written  notice  of the  commencement,  and  the indemnifying  party shall have the right to  participate  in, and, to the extent the indemnifying  party so desires,  jointly with any other  indemnifying  party
                                       17

similarly   notified  to  assume  the  defense  thereof  with  counsel  mutually satisfactory to the parties; provided,  however, that an indemnified party shall have the right to retain its own counsel,  with the fees and expenses to be paid by the  indemnifying  party,  if, in the opinion of counsel for the indemnifying party,  representation  of such indemnified party by the counsel retained by the indemnifying  party would be inappropriate due to actual or potential  differing interests between such indemnified party and any other party represented by such counsel  in the  proceeding.  The  failure  to  deliver  written  notice  to the indemnifying  party  within a  reasonable  period  of time  after  notice of the commencement  of any such action shall  relieve such  indemnifying  party of any liability  to the  indemnified  party  under this  Section 4 to the extent  such failure is prejudicial to its ability to defend such action, but the omission to deliver  written  notice to the  indemnifying  party will not  relieve it of any liability that it may have to any  indemnified  party  otherwise than under this

          Section 4. 4.14  Indemnification  Unavailable.  If the indemnification provided for in this Section 4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses,  then the indemnifying  party, in lieu of indemnifying  such  indemnified  party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative  fault  of the  indemnifying  party  on the  one  hand  and of the indemnified  party on the  other in  connection  with the  Violations  that
     resulted  in  such  Losses  as  well  as  any  other   relevant   equitable
     considerations.  The relative  fault of the  indemnifying  party and of the indemnified  party shall be determined by reference to, among other things, whether  the  Violation  resulting  in such Losses  relates to  information supplied by the  indemnifying  party or by the  indemnifying  party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such  Violation.  4.15  Investors'  Obligations.  The obligations  of the  Investors  under  this  Section  4 shall  survive  the completion of any offering of Registrable Securities and the termination of registration  rights  pursuant  to Section  7.5. No  Assignment  of Rights.
     Neither of this  Agreement  nor the rights to cause the Parent to  register
     Registrable  Securities  pursuant to this  Agreement may be assigned in any manner by the Investors.

     6. Delivery of Stock Certificates on Exchange.  Any exchange of the Initial
Shares shall be deemed to have been effected  immediately  prior to the close of business on the date on which the Parent issues the Common Stock.  At such time, the person or persons in whose name or names any certificate or certificates for shares of Common  Stock  shall be issued upon such  exchange  shall be deemed to have  become the holder or holders of record of the shares of Common  Stock.  As soon as  practicable  after the  Parent  receives  a notice  from the  holder of
Preferred  Stock to  exchange  it  Initial  Shares in full or in part for Common
Stock,  and in any event within ten days  thereafter,  the Parent at its expense
(including  the payment by it of any  applicable  issue  taxes) will cause to be issued in the name of, and delivered to the exchanging  holder, a certificate or certificates for the number of fully paid and nonassessable shares of the Common
Stock to which such holder  shall be  entitled  upon such  exchange.  Unless the
Common Stock has been registered  under the Act, such  securities,  when issued, shall have the appropriate legend.
                                       18

     7.  Termination of Registration  Rights.  The  registration  rights granted hereunder this Agreement  shall  terminate as to each Investor on the earlier of
(i) the time at which the Investor no longer holds any of the Initial  Shares or
Registrable Securities and (ii) the fifth (5th) anniversary of this Agreement.

     8. Notices.  Any notice,  consent or other  communication to be given under this  Agreement by any party to any other party shall be in writing and shall be either (a)  personally  delivered,  (b) mailed by registered or certified  mail, postage  prepaid  with return  receipt  requested,  (c)  delivered  by overnight express delivery service or same-day local courier service,  or (d) delivered by telex or facsimile transmission, as follows:

         If to the Parent or Company       GulfWest Energy Inc. or
                                           GulfWest Oil & Gas Company
                                           480 N. Sam Houston Parkway East
                                           Suite 300
                                           Houston, Texas 77060
                                           Attn: President
                                           Fax: (281) 260-8488

         If to the Investors:              To their respective addresses set
                                           forth on the signature page hereto,

or at such other  address as may be  designated by the parties from time to time in accordance with this Section 8. Notices  delivered  personally,  by overnight express delivery service or by local courier service shall be deemed given as of actual  receipt.  Mailed  notices shall be deemed given five business days after mailing.  Notices delivered by telex or facsimile  transmission  shall be deemed given upon receipt by the sender of the  answerback  (in the case of a telex) or transmission confirmation (in the case of a facsimile transmission).

     9. Amendments and Waivers. This Agreement may be amended and the observance of any term may be waived  (either  generally  or in a  particular  instance and either  retroactively or prospectively) only by written agreement of the Parent, the Company and the Investors.

     10. Governing Law; Jurisdiction;  Venue.This Agreement shall be governed by and construed  under the laws of the State of Texas without regard to principles of conflict of laws. The parties  irrevocably  consent to the  jurisdiction  and venue of the state and federal  courts  located in Houston,  Texas in connection with any action relating to this Agreement.

     11.  Severability.  If one or more provisions of this Agreement are held to be  unenforceable  under  applicable  law, such provision shall be excluded from this  Agreement,  and the balance of this  Agreement  shall be interpreted as if such provision were so excluded and shall be enforceable in accordance  with its terms. 19

     12. Entire Agreement;  Counterparts.  This Agreement constitutes the entire agreement  between  the  parties  about its  subject  and  supersedes  all prior agreements.  This Agreement may be executed in two or more  counterparts,  which together shall constitute one instrument.

     13.  Captions;   References.   The  captions  in  this  Agreement  are  for
convenience of reference only and shall not limit or otherwise affect any of the terms or provisions  hereof.  Wherever the context  shall so require,  all words herein  in the male  gender  shall be  deemed to  include  the  female or neuter gender,  all singular words shall include the plural, and all plural words shall include the singular.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  PARENT:

                                  GULFWEST ENERGY INC.

                                  By:  /s/ Thomas R. Kaetzer
                                  Name:  Thomas R. Kaetzer
                                  Title:  President and Chief Executive Officer

                                  COMPANY:

                                  GULFWEST OIL & GAS COMPANY

                                  By: /s/ Thomas R. Kaetzer
                                  Name:  Thomas R. Kaetzer
                                  Title:  President

                                  INVESTORS:

                                  By: /s/ By Each Investo